UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2019

                  SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 1—Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On November 4, 2019, Silgan Holdings Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc. and the other Initial Purchasers named therein (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell $400 million aggregate principal amount of its 4 1/8% Senior Notes due 2028 (the “4 1/8% Notes”) to the Initial Purchasers in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended. The closing for the sale of the 4 1/8% Notes is subject to customary conditions and is expected to occur on or about November 12, 2019. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.

The net proceeds from the offering of the 4 1/8% Notes will be approximately $394.6 million after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company intends to use the net proceeds from the sale of the 4 1/8% Notes to repay $300.0 million of outstanding revolving loans under its senior secured credit facility that were used to redeem in August 2019 its 5 1/2% Senior Notes due 2022 and for other general corporate purposes, including acquisitions, stock repurchases and repayments of other indebtedness.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Section 8—Other Events

Item 8.01   Other Events.

On November 4, 2019, the Company issued a press release announcing the pricing for the new senior notes. A copy of this press release is furnished herewith as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
10.1	Purchase Agreement dated November 4, 2019 among Silgan Holdings Inc. and BofA Securities, Inc., as the representative of the Initial Purchasers named therein.

99.1	Press Release dated November 4, 2019 announcing pricing for new senior notes offering.

104	The cover page from this Current Report on Form 8-K (formatted as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date:  November 5, 2019

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